SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 28, 2003

                              PATHMARK STORES, INC.
             (Exact name of Registrant as specified in its charter)

         Delaware                   1-5287                      22-2879612
(State or other jurisdiction     (Commission                 (I.R.S. Employer
     of incorporation)           File Number)             Identification Number)

200 Milik Street, Carteret, New Jersey                07008
(address of principal executive offices)            (zip code)

Registrant's telephone number, including area code: (732) 499-3000


                             Exhibit Index on Page 3


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Item 5.  OTHER EVENTS

         On January 28, 2003, Pathmark Stores, Inc. (the "Company") and JP Morgan Chase Bank, as administrative agent (the "Agent"), on behalf of the lenders (the "Lenders") under the Company's Credit Agreement dated as of September 19, 2000 (the "Credit Agreement"), executed Amendment No. 3 to the Credit Agreement dated as of January 28, 2003 (the "Amendment"). Pursuant to the Amendment, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein, the maximum permitted leverage ratio has been increased through Fiscal 2004, the minimum consolidated interest and rental expense coverage ratio has been decreased through 2004, the minimum permitted consolidated EBITDA has been decreased through 2004, and a minimum fixed charge coverage ratio covenant has been added. The Company has also agreed to cause certain properties acquired after the effective date of the Credit Agreement which should have been subject to a lien in favor of the Lenders to be subjected to such a lien by March 30, 2003, and to cooperate with the Agent to facilitate a review and evaluation relating to its real property assets.

         The Amendment further provides that the Company has agreed to (i) increase the commitment fee on the revolver portion of the Credit Agreement by
25.0 basis points; and (ii) increase the applicable interest rates payable on outstanding balances under the Credit Agreement by 50.0 basis points.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         Amendment No. 3 to the Credit Agreement is attached as Exhibit 99.1 to this Report.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            PATHMARK STORES, INC.

Date: January 30, 2003                      By: /s/Marc A. Strassler
                                               ---------------------------------
                                               Marc A. Strassler
                                               Senior Vice President


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                                  EXHIBIT INDEX

Exhibit No.             Description
-----------             -----------

99.1                    Amendment No. 3 to the Credit Agreement